UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024 (April 18, 2024)

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 18, 2024, Cyclerion Therapeutics, Inc. (the “Company”) announced that the date for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) has been established as June 14, 2024 and will be held via virtual format. The record date for determining shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting is April 17, 2024. Additional information regarding the 2024 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting to be filed with the Securities and Exchange Commission no later than April 29, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: April 18, 2024	By:	/s/ Regina Graul
		Name:	Regina Graul
		Title:	President